EXHIBIT 99.1

Renavotio, Inc. Announces OTC Markets Extension and Shareholder Updates for 2021

Tulsa, Ok- (Newsfile Corp. – December 31, 2021) – Renavotio, Inc. (OTCQB: RIII), (“Renavotio,” or the “Company”), today announced that OTC Markets granted our request for an extension until February 15, 2022 to file our third quarter Form 10-Q for the period ending September 30, 2021, which extension enables us to maintain our OTCQB status. We are providing this Shareholder Update to advise you of our business operations for this past 2021 year.

With the passage of the $1.9 trillion infrastructure bill, Renavotio’s wholly owned subsidiaries have upgraded their corporate operational facilities and started a recondition program on its operational equipment. The Company is currently seeking bids to replace its fleet of trucks, plans to rebuild its four boring machines, and is reconditioning all of it ditching and excavating equipment. The Company recently engaged the US Federal Contractors Registration to provide bidding opportunities and to qualify both Utility Management & Construction, LLC (“UMCCO”) and Cross-Bo Construction LLC, (“Cross-Bo”) with government assigned cage codes and access to the federal bidding sites for projects that will become available thru the Infrastructure Bill.

The $1.9 trillion-dollar package has two major takeaways for Renavotio. The bill allocates $55 billion dollars for clean water that could include new distribution systems for both water and sewer. There is also $65 billion dollars to ensure Americans access to reliable high-speed internet with a historic investment in broadband infrastructure deployment. Renavotio’s primary expansion, both organically and thru acquisitions is in the rural belt running from Eastern Missouri thru Southern Kansas, Colorado, Northern Oklahoma eastern New Mexico and Northern Texas, which rural areas (in this operating footprint) could benefit from the allocation of these funds.

UMCCO continues its push as an infrastructure provider by focusing on “smart” infrastructure data systems, meters, control valves and process automation for water system components. UMCCO has begun an aggressive campaign to potentially increase its managed water districts over the next 24 months.

Cross-Bo is in the process of reconditioning four boring machines to complete four fiber optic installation crews. $65 billion dollars has been allocated from the Infrastructure bill to ensure Americans have access to reliable high-speed internet with a historic investment in broadband infrastructure deployment, which potentially could increase the demand for these type of crews and installation of fiber optic cable.

Renavotio is interviewing candidates for a Corporate Infrastructure Officer position to oversee its projected opportunities. The Company plans to pursue both Municipal, State and Federal projects in 2022.

1

The Company continues to pay down balances on all of its convertible debt and recently completed agreements on the remaining debt in the form of completed Forbearance Agreements granting us forbearance from claims by lenders regarding possible Note defaults, thereby preventing dilutive conversion. We plan to complete the payoffs in the first quarter of 2022, eliminating all convertible debt.

The Company has secured purchase orders for the balance of its PPE inventory that will provide operating cash in the first quarter of 2022. As opportunities arise in this sector, Renavotio will utilize its approved medical supply networks to generate potential revenues.

The Company announced the appointment of Marcum LLP (the "Successor Auditor") as its independent registered public accounting firm, effective October 26, 2021, The Successor Auditor was appointed following the resignation of Yichien Yeh, CPA (“Yey” or“ the “Former Auditor”) as the Company’s independent registered public accounting firm. Yey resigned as our independent registered public accounting firm due to an Order by the Public Company Accounting Oversight Board (“PCAOB”) revoking the PCAOB Registration of Yey, which resignation was not due to any disagreements with Yey regarding any matter of accounting principles or practices, financial statement disclosures, audit scope, or audit procedure (the “Resignation”).

The Company has retained Sichenzia, Ross, Ference LLP as legal counsel to facilitate the process and to prepare the application to up list to a national exchange.

The Company also recently exchanged Series D Preferred shares issued at $2.2 million for a 50% ownership in Harrowdale Ltd., which entity was formed as a partnership (the “Partnership”) for the purpose of expanding our Personal Protection Equipment and other targeted market opportunities on a global basis.

“We faced many obstacles in 2021, Covid being one the most challenging, which gave us PPE sales opportunities but side tracked our planned infrastructure expansion. We view the recently passed infrastructure bill as very positive for Renavotio as we enter 2022. We will potentially begin to realize the proposed projects for states and towns spurring infrastructure, water, and utility development projects and upgrades, and we will endeavor to have our wholly owned subsidiaries, UMCCO and Cross-Bo, capitalize on these new opportunities. We have moved our focus with our PPE business to large global sales utilizing our new Partnership. With our recent secured sales for the balance of our PPE inventory, this will potentially strengthen our financial picture. We could potentially grow operations by adding new customers, expanded operational territories and potentially benefit from an economic rebound due to this major government stimulus plan,” said William “Billy” Robinson, CEO of Renavotio.

ABOUT REVAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel.

2

These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users.

UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company’s plans outlined in this Shareholder Update are contingent upon several material factors, including but not limited to adequate financing on acceptable terms, assignment of projects and successful funding emanating from the Infrastructure Bill, and successful deployment of projects that may be assigned to us resulting from the Infrastructure Bill. There are no assurances that we will be successful in any of the foregoing endeavors. Additionally, there are no assurances that we will succeed in our plan to eliminate all of our convertible debt. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact :
Renavotio, Inc.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

3